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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88869) pertaining to the Illuminet Holdings, Inc. 1997 Equity Incentive Plan and the Illuminet Holdings, Inc. 1999 Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-47530) pertaining to the Illuminet Holdings, Inc. Non-Qualified Stock Option Agreement with Roger H. Moore and the Illuminet Holdings, Inc. 1997 Equity Incentive Plan; and the Registration Statement (Form S-3 No. 333-50770) and related Prospectus for certain shares issued in connection with the NTC merger of our report dated June 30, 2000, with respect to the consolidated financial statements and schedules of Illuminet Holdings, Inc. at December 31, 1999 and for each of the two years in the period ended December 31, 1999 included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                       ERNST & YOUNG LLP

Seattle, Washington
March 7, 2001